LOAN AGREEMENT

November 29, 2021

Brad Hargreaves (the “Lender”) of 904-1616 Bayshore Drive, Vancouver, BC V6G 3L1. advanced CDN$7,500 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 123 W. Nye Ln, Suite 446, Carson City, NV 89706. The Lender advanced the funds on November 29, 2021.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) calculated from November 29, 2021 (the “Effective Date”). The Borrower is liable for repayment of the Principal Sum, accrued Interest, and any additional costs that the Lender incurs in trying to collect the amount owed to him under the terms of this Loan Agreement.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Brad Hargreaves	Cell MedX Corp.

Per:	Per:

/s/ Brad Hargreaves	/s/ Yanika Silina
Brad Hargreaves	Yanika Silina, Director

PROMISSORY NOTE

Principal Amount: CDN$7,500	November 29, 2021

FOR VALUE RECEIVED Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of Brad Hargreaves (the “Lender”) the sum of $7,500 lawful money of Canada (the “Principal Sum”) together with the Interest accrued on the Principal Sum calculated from November 29, 2021 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means six (6) per cent per year. Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.2% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum, and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

Cell MedX Corp.

Per:

/s/ Yanika Silina

Yanika Silina, Director